Exhibit 3.173

ARTICLES OF INCORPORATION

OF

New England Rehabilitation Management Co., Inc.

THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

FIRST: The name of the corporation is New England Rehabilitation Management Co., Inc. (Note 1)

SECOND: The period of its duration is perpetual

THIRD: The principal purpose or purposes for which the ‘corporation is organized are:

To implement and manage comprehensive, hospital-based in-patient rehabilitation units, and, in connection therewith, to provide physical therapy, occupational therapy, speech therapy, psychological services, and/or related services; to enter into contracts with hospitals in connection with the implementation and management of such rehabilitation units; to own and lease real and personal property necessary or appropriate for rendering such services and to invest funds in real estate, mortgages, stocks, bonds and any other type of investment; to serve as a general or limited partner of a partnership and to engage in any joint venture with any other firm, corporation, partnership or entity; to carry on any other business or activity that may be lawfully carried on by a corporation organized under the laws of the State of New Hampshire, whether or not related to those referred to herein;

and is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A.

FOURTH: Approval, license or permit from another New Hampshire agency, board or commission required prior to receiving a Certificate of Incorporation from the Secretary of State, has been obtained from (Note 2) N/A

FIFTH: The aggregate number of shares which the corporation shall have authority to issue is: (Note 3)

Three Hundred (300) shares of no-par value common stock.

SIXTH: Provisions granting preemptive rights are: (Note 4) None

SEVENTH: Provisions for the regulation of the internal affairs of the corporation are: (Note 5)

None

EIGHTH: The address of the initial registered office of the corporation Is 505 West Hollis Street, Nashua, NH and the name of its initial registered agent at such address is T. Harrison Whalen

NINTH: The number of directors constituting the initial board of directors of the corporation. is 3 , and the names and addresses of the persons who are to serve as directors until the first annual meeting of—shareholders or until their successors are elected and shall qualify are:

Name	Address
Edward G. LeRoux, Jr.	2501 Partridge Dr., Lake Eloise, Winter Haven, FL
Raymond J. Dunn, III	169 Whitcomb Avenue, Littleton, MA
Michael F. Curran	36 Christine Terrace, South Weymouth, MA

TENTH: The name and address of each incorporator is:

Name	Address
Lawrence Litwak	c/o Greif & Litwak, P.C.
77 North Washington Street
Boston, MA 02114

Dated October 18, 1985

/s/ Lawrence Litwak

Incorporator(s) (Note 6)

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

OF

New England Rehabilitation Management Co., Inc.

PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is New England Rehabilitation Management Co., Inc.

SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders (Note 1) of the corporation on August 1, 1986, in the manner prescribed by the New Hampshire Business Corporation Act: (Insert Amendments)

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following: He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing, name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator, shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator. After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit. No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive this requirement.

THE FOREGOING PROVISION AMENDS ARTICLE SEVENTH

ATTACHMENT TO

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

NEW ENGLAND REHABILITATION MANAGEMENT CO., INC.

ARTICLE FIFTH is hereby amended to increase the aggregate number of shares which the Corporation shall have authority to issue from three hundred (300) shares of no par value common stock to one thousand (1,000) shares of no par value common stock.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (Note 2) N/A

Class	Number of Shares

FIFTH: The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was None (Note 2)

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (Note 2) N/A

Class	Number of Shares voted
	For	Against

SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: (Note 3) N/A

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital, expressed in dollars, as changed by such amendment, are as follows: (Note 2) N/A

Dated August 1, 1986

New England Rehabilitation Management Co. Inc. (Note 4)

(Note 5)
Signature of its President

Edward G. LeRoux, Jr.
Print or type name

and (Note 5)
Signature of its Ass’t Secretary

Raymond J. Dunn, III
Print or type name

Notes:

1. Change to “board of directors” if no shares have been issued.

2. If inapplicable, omit.

3. This article may be omitted if the subject matter is set forth in the amendment or if it is inapplicable.

4. Exact corporate name of corporation adopting the Articles of Amendment.

5. Signatures and titles of officers signing for the corporation. Must be signed by President or Vice-President and Secretary or Assistant Secretary.

6. If amendment increases the authorized stock, include fee according to schedule under RSA 293-A:136 II less amount previously paid in for original authorization and prior increases, provided however that the minimum fee shall be $30.00.